     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998


                                                      REGISTRATION NO. 333-55851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                      ASSOCIATES FIRST CAPITAL CORPORATION
               (Exact name of registrant as specified in charter)

                       DELAWARE                                              06-0876639
             (State or other jurisdiction                                 (I.R.S. Employer
          of incorporation or organization)                             Identification No.)


                                                                    CHESTER D. LONGENECKER, ESQ.
              250 EAST CARPENTER FREEWAY                              EXECUTIVE VICE PRESIDENT
                IRVING, TX 75062-2729                                   AND GENERAL COUNSEL
                     972-652-4000                                    250 EAST CARPENTER FREEWAY
 (Address, including zip code, and telephone number,                   IRVING, TX 75062-2729
                       including                                            972-652-4000
    area code, or registrant's principal executive       (Name, address, including zip code, and telephone
                        offices)                         number, including area code, of agent for service)

                            ------------------------
                                   Copies to:

                 DAVID P. BICKS, ESQ.                                  TIMOTHY M. HAYES, ESQ.
        LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                       250 EAST CARPENTER FREEWAY
                 125 WEST 55TH STREET                                  IRVING, TX 75062-2729
                  NEW YORK, NY 10019

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


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            TITLE OF EACH                     AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
         CLASS OF SECURITIES                  TO BE                 OFFERING              AGGREGATE              AMOUNT OF
         TO BE REGISTERED(1)             REGISTERED(2)(3)     PRICE PER UNIT(2)(3)   OFFERING PRICE(2)(3)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
  per share and Warrants to purchase
  Class A Common Stock(4); Debt
  Securities and Warrants to purchase
  Debt Securities(5)(6); Preferred
  Stock, par value $.01 per share....     $1,000,000,000                                $1,000,000,000          $295,000(7)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Securities registered hereunder (the "Securities") may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder include such indeterminate number of shares of Class A Common Stock or Preferred Stock which may be issued upon conversion of convertible debt securities or convertible Preferred Stock.
(2) Estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. Accordingly, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3) Not applicable pursuant to General Instruction IID of Form S-3 under the Securities Act of 1933, as amended.
(4) Includes rights associated with and traded with the Class A Common Stock. The value, if any, attributed to the rights is reflected in the price of the Class A Common Stock.
(5) Any offering of Debt Securities or Warrants to purchase Debt Securities denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Securities from the Registrant.
(6) If any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Securities aggregating $1,000,000,000.

(7) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION DATED JULY 22, 1998


PROSPECTUS

[ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                                 $1,000,000,000

                DEBT SECURITIES, DEBT WARRANTS, PREFERRED STOCK,
                    CLASS A COMMON STOCK AND STOCK WARRANTS
                            ------------------------

     Associates First Capital Corporation, a Delaware corporation (the "Company"), may offer and sell from time to time, together or separately, (i) its unsecured debt securities ("Debt Securities"), which may either be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") in priority of payment, (ii) warrants ("Debt Warrants") to purchase Debt Securities, (iii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iv) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), or (v) warrants ("Stock Warrants") to purchase shares of Class A Common Stock (the Debt Securities, the Debt Warrants, the Preferred Stock, the Class A Common Stock and the Stock Warrants are collectively referred to herein as the "Securities"), in amounts, at prices and on terms to be determined at the time of the offering thereof. The Debt Securities and Debt Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. The Securities offered pursuant to this Prospectus by the Company may be issued in one or more series or issuances, the aggregate offering price of which will not exceed $1,000,000,000 (or the equivalent thereof if Debt Securities or Debt Warrants are denominated in one or more foreign currencies or foreign currency units).

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement ("Prospectus Supplement") including, where applicable, (i) in the case of Debt Securities, the specific designation, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment or deferral of payment of any interest, authorized denominations, maturity, offering price, any redemption provisions, any conversion or exchange provisions or other specific terms, (ii) in the case of Preferred Stock, the specific title, number of shares or fractional interests therein, any dividend, liquidation, redemption, exchange, voting, conversion and other rights, preferences and privileges, (iii) in the case of Class A Common Stock, the aggregate number of shares offered and
(iv) in the case of Debt Warrants and Stock Warrants, the Debt Securities and Class A Common Stock, respectively, for which each such warrant is exercisable, the exercise price, duration, detachability and other terms of the warrants. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities described in the Prospectus Supplement. All or a portion of the Securities may be issued in permanent or temporary global form. No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Securities.

     The Securities may be sold through underwriters or dealers or may be sold by the Company directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                  The date of this Prospectus is July   , 1998

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Website that contains reports, and other information regarding registrants that file electronically, such as the Company. The address of the Commission's Website is http://www.sec.gov. The Company's Class A Common Stock is listed on the New York Stock Exchange (the "Exchange"), and the aforementioned reports and other information concerning the Company may be inspected at the offices of the Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"), and to which reference is hereby made.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Quarterly Report for the period ended March 31, 1998, its Current Reports on Form 8-K dated January 20, 1998, February 10, 1998, February 12, 1998, March 2, 1998, March 3, 1998, March 19, 1998, April 8, 1998, April 13,
1998, April 14, 1998, April 20, 1998, June 18, 1998 and July 14, 1998 and the
description of its Class A Common Stock in its Registration Statement on Form 8-A dated February 23, 1996, filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO: ASSOCIATES FIRST CAPITAL CORPORATION, P.O. BOX 660237, DALLAS, TX 75266-0237, ATTENTION: SECRETARY (TEL. 972-652-4000).

                                  THE COMPANY

     Associates First Capital Corporation (the "Company"), a Delaware corporation, is a leading, diversified consumer and commercial finance organization which provides finance, leasing and related services to individual consumers and businesses in the United States and internationally. Associates Corporation of North America ("ACONA"), a wholly-owned subsidiary, is the principal U.S.-based operating subsidiary of the Company. Unless the context otherwise requires, reference to the Company includes the Company and all its subsidiaries.

     In October 1989, Ford Motor Company ("Ford") acquired the Company. In May 1996, the Company made an initial public offering of 67 million shares of its Class A Common Stock, representing a 19.3% interest in the Company. In connection with the initial public offering, the Company issued 23,603,669 shares of Class A Common Stock to Ford in consideration for the Company's acquisition of the Company's foreign operations, which the Company had previously managed but not owned. In addition, the Company recharacterized the remaining shares of common stock Ford owned into 255,881,180 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock is collectively referred to herein as the "Common Stock"). Ford continued to own this controlling interest in the Company's Common Stock until April 1998, when Ford converted its holdings of Class B Common Stock into Class A Common Stock and distributed its entire interest in the Company in the form of a dividend to its stockholders (the "Spin Off"). Accordingly, the Company is no longer a subsidiary of Ford.

     The Company's consumer finance operations consist of a variety of specialized consumer financing products and services, including home equity lending, personal lending, retail sales finance and credit cards. The Company's commercial finance operations primarily provide retail financing, leasing and wholesale financing for heavy-duty and medium-duty trucks and truck trailers, construction, material handling and other industrial and communications equipment, manufactured housing, recreational vehicle, and auto fleet leasing and other commercial products and services. As part of its consumer finance and commercial finance activities, the Company makes available to its customers credit-related and other insurance products.

     At December 31, 1997, the Company had aggregate net finance receivables of $55.2 billion, approximately 91% of which were dispersed across the United States and the remaining 9% of which were in foreign countries. The Company's operations outside the United States are conducted principally in Canada and Japan, but also include operations in the United Kingdom, Puerto Rico, Mexico, Costa Rica and Taiwan.

     At December 31, 1997, the Company had 2,265 offices worldwide. The principal executive offices of the Company are located at 250 East Carpenter Freeway, Irving, TX 75062-2729, and its mailing address is P.O. Box 660237, Dallas, TX 75266-0237 (tel. 972-652-4000).

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                                   THREE MONTHS ENDED
     YEAR ENDED DECEMBER 31            MARCH 31,
--------------------------------   ------------------
1993   1994   1995   1996   1997          1998
----   ----   ----   ----   ----   ------------------
1.57   1.61   1.55   1.57   1.59          1.58

     For purposes of computing the ratio of earnings to fixed charges, the term "earnings" represents earnings before provision for income taxes, and cumulative effect of changes in accounting principles, plus fixed charges. "Fixed charges" represent interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

                            APPLICATION OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities will be added to the general funds of the Company to be applied to fund investments in, or extensions of credit to, its subsidiaries; to reduce other outstanding indebtedness (which may include indebtedness owed to its subsidiaries); to fund acquisitions by the Company and its subsidiaries of other companies or finance receivables; or for such other purposes as may be set forth in the Prospectus Supplement. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term debt. The Company expects from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot now be determined.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

     The Debt Securities will constitute either senior or subordinated debt of the Company. The Debt Securities will be issued under one or more separate indentures described below for Senior Debt Securities (each, a "Senior Indenture") or for Subordinated Debt Securities (each, a "Subordinated Indenture"), in each case between the Company and a banking institution organized under the laws of the United States of America or of any State thereof (each, a "Trustee"). The Senior Indentures and the Subordinated Indentures are hereinafter collectively referred to as the "Indentures". The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in such Indenture.

     The Company is principally a holding company whose primary sources of funds are cash received from subsidiaries in the form of dividends and other intercompany transfers of funds. Dividend distributions to the Company from ACONA are currently subject to a restriction contained in one public issue of debt maturing on March 15, 1999, which generally limits payments of cash dividends on ACONA's common stock in any year to not more than 50% of consolidated net earnings for such year, subject to certain exceptions. As a holding company, the rights of any creditors of the Company to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, all Debt Securities will effectively be subordinated to all existing and future obligations of the Company's subsidiaries. At March 31, 1998, such liabilities of the Company's subsidiaries aggregated $49.7 billion, representing 95.6% of the aggregate indebtedness of the Company and its consolidated subsidiaries. In addition, as of March 31, 1998, approximately $2.3 billion of existing indebtedness of the Company would have ranked pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities.

     None of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. The Indentures do not restrict the amount of debt that may be incurred by the Company or any subsidiary. The Indentures do not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in the ratings or credit quality of the Company. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby: (i) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (ii) the percentage of the principal amount at which such Debt Securities will be issued; (iii) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable; (iv) the date on which such Debt

Securities will mature; (v) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (vi) the dates on which such interest, if any, will be payable; (vii) the deferral of payment of any interest, (viii) any conversion or exchange provisions; (ix) whether such Debt Securities are to be issued in whole or in part in the form of one or more global securities (each a "Global Security") and, if so, the identity of a depositary (the "Depositary") for such Global Security or Securities; (x) any redemption or sinking fund provisions; and (xi) any additional or other rights, preferences, privileges, limitations and restrictions relating to such Debt Securities.

     If any of the Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be only Fully Registered Securities (sec.sec.3.01, 3.02). In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities (sec.2.04). See "Global Securities" below.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. United States federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series will be convertible into or exchangeable for Class A Common Stock or Preferred Stock, other securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the Prospectus Supplement relating to such series. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at the option of the Company. The number of shares of Class A Common Stock or Preferred Stock, other securities, or the property, cash or obligations, to be received by the holders of the Debt Securities upon conversion or exchange, will be calculated according to the factors and at such time as are summarized in the related Prospectus Supplement.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of such Depositary to such Depositary, or to a successor of such Depositary or a nominee of such successor (sec.2.04).

     The specific terms of the depositary arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN RESTRICTIVE PROVISIONS

     None of the Indentures limits the amount of other debt which may be issued by the Company or the amount of dividends or other payments which may be paid with respect to, or the redemption or acquisition of, its equity securities by the Company or its subsidiaries, but each Indenture contains a covenant that neither the Company nor any Finance Subsidiary or Insurance Subsidiary will create or incur any mortgage, pledge, or charge of any kind on any of its properties unless effective provision has been made for securing payments on the Debt Securities equally and ratably with the obligations so secured, except for: intercompany mortgages or pledges from subsidiary to parent corporation or to any other Finance Subsidiary or Insurance Subsidiary; purchase money liens or leases; acquisitions of subsidiaries, the physical properties or assets of which are subject to liens; liens created in the ordinary course of business by subsidiaries for money borrowed if such subsidiaries operate in foreign countries or prior to becoming a subsidiary had borrowed on a secured basis; sale and leaseback arrangements upon any real property; renewals or refundings of any of the foregoing; and certain other minor exceptions. Notwithstanding the foregoing, the Company or any such subsidiary may incur mortgages, pledges, encumbrances, liens or charges on indebtedness that would be otherwise prohibited if the aggregate amount of indebtedness secured by such mortgages, pledges, encumbrances, liens or charges, together with all other indebtedness of, or guaranteed by, the Company and any such subsidiaries existing at such time and secured by mortgages, pledges, encumbrances, liens or charges not expressly excepted, does not at the time exceed 15% of the Company's consolidated net worth. Each Indenture also contains a covenant restricting certain transactions by the Company or its subsidiaries with any Controlling Person or Controlling Person Subsidiary (sec.6.02).


MODIFICATION OF INDENTURES

     Each Indenture, the rights and obligations of the Company and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification is effective against any Holder without his consent. No modification of the Senior Indentures subordinating the indebtedness evidenced by any series of Senior Debt Securities issued thereunder to any other indebtedness of the Company is effective against any Holder of a Senior Security issued thereunder without his consent, and no modification of the Subordinated Indenture subordinating the indebtedness evidenced by any series of Subordinated Debt Securities issued thereunder to any indebtedness of the Company other than Superior Indebtedness is effective against any Holder of Subordinated Debt Securities without his consent. For the purpose of these provisions, a holder of an unexpired Warrant shall be deemed to be the Holder of the principal amount of Debt Securities issuable upon exercise of such Warrant (sec.sec.6.03, 12.01).

EVENTS OF DEFAULT

     Each Indenture provides that the following are Events of Default with respect to any series of Debt Securities issued thereunder: default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; default for 30 days in the payment of any installment of interest on any Debt Security of such series; default for 60 days after notice in the performance of any other covenant in respect of the Debt Securities of such series contained in the Indenture; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; default for 30 days in the payment of any installment of interest on any evidence of indebtedness (including any other series of Debt Securities issued under the same Indenture) issued, assumed or guaranteed by the Company or default in the payment of any principal of any such evidence of indebtedness; and any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued (sec.8.01). An Event of Default with respect to a particular series of Debt Securities issued under an Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The appropriate Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately (sec.8.01).

     Within four months after the close of each fiscal year, the Company must file with each Trustee a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof (sec.6.02).

     Subject to provisions relating to its duties in case of default, a Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to such Trustee reasonable indemnity (sec.9.03). Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred upon such Trustee, with respect to the Debt Securities of such series (sec.8.06).

PAYMENT AND TRANSFER

     Principal of, premium, if any, and interest, if any, on Fully Registered Securities are to be payable at the Corporate Trust Office of the Trustee under the applicable Indenture or any other office maintained by the Company for such purposes, provided that payment of interest, if any, will be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the persons in whose names such Securities are registered at the close of business on the day or days specified in the Prospectus Supplement accompanying this Prospectus (sec.sec.3.08, 3.11). The principal of, premium, if any, and interest, if any, on Debt Securities in other forms will be payable in such manner and at such place or places as may be designated by the Company and specified in the applicable Prospectus Supplement (sec.3.11).

     Fully Registered Securities may be transferred or exchanged at the Corporate Trust Office of the Trustee under the applicable Indenture or at any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement (sec.3.05).

SENIOR DEBT SECURITIES -- SUPERIOR INDEBTEDNESS

     The Senior Debt Securities will constitute part of the Superior Indebtedness of the Company and will rank pari passu with all outstanding senior debt. The outstanding Subordinated Indebtedness and Capital Indebtedness have been subordinated, as to payment of principal, premium, if any, and interest, if any, to all other liabilities of the Company, including the Senior Debt Securities.

SUBORDINATED DEBT SECURITIES -- SUBORDINATION

     The Subordinated Debt Securities will be subordinate and junior in right of payment in all respects to all Superior Indebtedness of the Company, whether outstanding at the date of the Subordinated Indenture or incurred after such date. The term "Superior Indebtedness" is defined to mean (i) all obligations of the Company which in accordance with generally accepted accounting principles are classified as liabilities on the Company's balance sheet and (ii) guaranties of, endorsements and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, except other Subordinated Indebtedness and Capital Indebtedness (sec.15.01 of the Subordinated Indenture). "Subordinated Indebtedness" is defined to mean all Indebtedness of the Company which is subordinate and junior in right of payment to Superior Indebtedness, but does not include "Capital Indebtedness", which is defined to be Indebtedness subordinate and junior to Subordinated Indebtedness and Superior Indebtedness (sec.1.01 of the Subordinated Indenture). At March 31, 1998, Superior Indebtedness aggregated approximately $45.0 billion. The amount of additional Superior Indebtedness which the Company may issue is not subject to any limitation.

     Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, the holders of all Superior Indebtedness will first be entitled to receive payment in full of principal of and interest, if any, on such Superior Indebtedness before the Holders of Subordinated Debt Securities are entitled to receive any payment on Subordinated Debt Securities. In the event that any Subordinated Security is declared due and payable because of the occurrence of an Event of Default, under circumstances when the provisions of the foregoing sentence are not applicable, the Trustee under the Subordinated Indenture or the Holders of Subordinated Debt Securities shall be entitled to payment only after there shall first have been paid in full the Superior Indebtedness outstanding at the time such Subordinated Security so becomes due and payable because of such Event of Default (Article Fifteen of the Subordinated Indenture).

CONCERNING THE TRUSTEES

     Business and other relationships (including other trusteeships) between the Company and its affiliates and each Trustee under any Indenture pursuant to which any of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus are described in such Prospectus Supplement.

     In the event Subordinated Debt Securities are issued pursuant to a Subordinated Indenture with a Trustee which is also a Trustee for Senior Debt Securities pursuant to a Senior Indenture, the occurrence of any default under such Subordinated Indenture or such Senior Indenture could create a conflicting interest for the respective Trustee under the Trust Indenture Act of 1939, as amended (the "1939 Act"). If such default has not been cured or waived within 90 days after such Trustee has or acquires a conflicting interest, such Trustee generally is required by the 1939 Act to eliminate such conflicting interest or resign as Trustee with respect to the Debt Securities issued under such Senior Indenture or such Subordinated Indenture. In the event of the Trustee's resignation, the Company shall promptly appoint a successor trustee with respect to the affected securities.

                        DESCRIPTION OF THE DEBT WARRANTS

     The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a Debt Warrant Agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), a form of which will be filed as an exhibit to a Current Report on Form 8-K relating to any offering of Debt Warrants.

GENERAL

     The Debt Warrants, evidenced by Debt Warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Debt Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (iii) if applicable, the designation and terms of the Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Security; (iv) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(vi) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (vii) federal income tax consequences; (viii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; and (ix) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any Co-Debt Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Debt Warrants do not have any of the rights of Holders of Debt Securities (except to the extent that the consent of holders of Debt Warrants may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on such Debt Securities.

EXERCISE OF DEBT WARRANTS

     Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or at the corporate trust office of the Co-Debt Warrant Agent, if any, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent or Co-Debt Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the holder exercising the Debt Warrant and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                       DESCRIPTION OF THE PREFERRED STOCK

     The following description is a summary of certain provisions of the authorized series of Preferred Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Company's bylaws, the Company's Restated Certificate of Incorporation, as amended from time to time, and the Certificate of Designations with respect to each such series adopted by the board of directors (or a duly authorized committee thereof) of the Company, which will be filed with the Commission in connection with the offering of such series of Preferred Stock. The Prospectus Supplement relating to an offering of Preferred Stock (or securities convertible into Preferred Stock) will describe terms relevant thereto including, without limitation, the number of shares offered, the initial offering price and market price and dividend information.

GENERAL

     Pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to issue up to 50,000,000 shares of Preferred Stock, of which 49,650,000 shares are available for issuance as of the date of this Prospectus. The Preferred Stock is issuable from time to time in one or more series and with such designations and preferences for each series as shall be stated in the Certificate of Designations providing for the designation and issue of each such series adopted by the board of directors of the Company. The board of directors is authorized by the Company's Restated Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of the Common Stock and could have certain antitakeover effects. The ability of the board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. See "Certain Matters that may have an Anti-Takeover Effect -- Provisions of the Company's Restated Certificate of Incorporation and Bylaws" below.

     Any Preferred Stock offered hereby will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the Certificate of Designations, and described in the Prospectus Supplement, relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accrue;
(v) any redemption or sinking fund provisions; (vi) any conversion or exchange provisions; and (vii) any additional or other rights, preferences, privileges, limitations and restrictions relating to such series of Preferred Stock.

     The Company does not currently have any shares of Preferred Stock outstanding. However, the board of directors has reserved 350,000 shares of Series A Preferred Stock for issuance in connection with the Rights

Plan described below. See "Certain Matters That May Have an Anti-Takeover
Effect -- Rights Plan." The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor. Unless otherwise specified in the Certificate of Designations, and described in the Prospectus Supplement, relating to a particular series of Preferred Stock, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company, rank prior to the Common Stock (the "Junior Stock") and on a parity with each other series of Preferred Stock offered hereby (the "Parity Stock").

DIVIDEND RIGHTS

     Holders of the Preferred Stock may be entitled to receive, when, as and if declared by the board of directors (or a duly authorized committee thereof) of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Certificate of Designations, and described in the Prospectus Supplement, relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock record books of the Company on such record dates as may be fixed by the board of directors (or a duly authorized committee thereof) of the Company. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Certificate of Designations, and described in the Prospectus Supplement, relating thereto. If the board of directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared for any future period. Dividends on shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date set forth in the Certificate of Designations, and described in the applicable Prospectus Supplement, relating to such series.

     The Preferred Stock of each series may include customary provisions (i) restricting the payment of dividends or the making of other distributions on, or the redemption, purchase or other acquisition of, Junior Stock unless full dividends, including, in the case of cumulative Preferred Stock, accruals, if any, in respect of prior dividend periods, on the shares of such series of Preferred Stock have been paid and (ii) providing for the pro rata payment of dividends on such series and other Parity Stock when dividends have not been paid in full upon such series and other Parity Stock.

VOTING RIGHTS

     The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as provided in the Certificate of Designations and indicated in the Prospectus Supplement relating to such series of Preferred Stock, or as required by applicable law.

REDEMPTION

     The Company will have such rights, if any, to redeem shares of Preferred Stock, and the holders of Preferred Stock will have such rights, if any, to cause the Company to redeem shares of Preferred Stock, as may be set forth in the Certificate of Designations, and described in the Prospectus Supplement, relating to a series of Preferred Stock.

CONVERSION OR EXCHANGE

     The terms, if any, on which Preferred Stock of a series will be convertible into or exchangeable for Class A Common Stock, other securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the Prospectus Supplement relating to such series. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at the option of the Company. The number of shares of Class A Common Stock, other securities, or the property, cash or obligations, to be received by the holders of a series of Preferred Stock upon conversion or exchange will be calculated according to the factors and at such time as is summarized in the related Prospectus Supplement.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock, liquidating distributions in the amount set forth in the Certificate of Designations, and described in the Prospectus Supplement, relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series will share ratably in any such distribution of assets of the Company in proration to the full respective preferential amounts (which may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or a portion of the Company's assets nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, of the Company.

                        DESCRIPTION OF THE COMMON STOCK

     The following description is a summary of certain provisions of the Common Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Company's bylaws and Amended and Restated Certificate of Incorporation. The Prospectus Supplement relating to any offering of Class A Common Stock (or securities convertible into Class A Common Stock) will describe terms relevant thereto including, without limitation, the number of shares offered, the initial offering price and market price and dividend information.

CLASS A COMMON STOCK


     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 1,150,000,000 shares of Class A Common Stock. As of June 30, 1998, 346,472,907 shares of Class A Common Stock were issued and outstanding. All shares of Class A Common Stock currently outstanding are, and shares of Class A Common Stock to be issued in connection with any offering will be, fully paid and nonassessable.


CLASS B COMMON STOCK


     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 400,000,000 shares of Class B Common Stock. Prior to the Spin-Off of the Company by Ford, Ford owned 255,881,180 shares of Class B Common Stock, constituting all of the outstanding Class B Common Stock. Immediately prior to the Spin-Off, Ford converted all such shares of Class B Common Stock into Class A Common Stock. Therefore, as of June 30, 1998, no shares of Class B Common Stock were issued and outstanding. The Company's Restated Certificate of Incorporation provides that the Company may not reissue any shares of Class B Common Stock after such Class B Common Stock has been converted into Class A Common Stock. Consequently, the Company has 144,118,820 shares of Class B Common Stock available for issuance. The Company has not registered any shares of Class B Common Stock for issuance under this Prospectus.


VOTING RIGHTS

     The holders of Class A Common Stock and Class B Common Stock generally have identical rights except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share on all matters to be voted on by stockholders. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Company's Restated Certificate of Incorporation must be approved by a majority of the combined voting power of all of Class A Common Stock and Class B Common Stock, voting together as a single class. However, amendments to the Company's Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to the Company's Restated Certificate of Incorporation to increase or decrease the authorized shares of any class must be approved upon the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock, voting together as a single class.

DIVIDENDS

     Holders of Common Stock will share ratably in dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to the rights of holders of any outstanding shares of Preferred Stock. The Company has paid regular quarterly dividends on its Common Stock of $.10 per share in each quarter since the completion of the initial public offering of the Company's Common Stock in May 1996. There can be no assurance that the Company will continue to pay quarterly dividends or that, if paid, the amount of any dividend payments will not decrease.

OTHER RIGHTS

     In the event of any merger or consolidation of the Company with or into another company in connection with which shares of Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

     On liquidation, dissolution or winding up of the Company, after payment in full of the amounts required to be paid to holders of Preferred Stock, all holders of Common Stock will be entitled to share ratably in any assets available for distribution to holders of shares of Common Stock.

     No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Class A Common Stock is First Chicago Trust Company of New York.

                       DESCRIPTION OF THE STOCK WARRANTS

     The following statements with respect to the Stock Warrants are summaries of, and subject to, the detailed provisions of a Stock Warrant Agreement (the "Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), a form of which will be filed as an exhibit to a Current Report on Form 8-K relating to any offering of Stock Warrants.

GENERAL

     The Stock Warrants, evidenced by Stock Warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the Prospectus Supplement will describe the terms of the Stock Warrants, including the following:

(i) the offering price, if any; (ii) the number of shares of Class A Common Stock purchasable upon exercise of each Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iii) if applicable, the designation and terms of the Securities with which the Stock Warrants are issued and the number of Stock Warrants issued with each such Security; (iv) if applicable, the date on and after which the Stock Warrants and the related Class A Common Stock will be separately transferable; (v) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (vi) federal income tax consequences;(vii) call provisions of such Stock Warrants, if any; (viii) whether the Stock Warrants represented by the Stock Warrant Certificates will be issued in registered or bearer form; and (ix) any additional or other rights, preferences, privileges, limitations and restrictions relating to the Stock Warrants. The shares of Class A Common Stock issuable upon the exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

     Stock Warrant Certificates may be exchanged for new Stock Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Stock Warrant Agent or any Co-Stock Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Stock Warrant do not have any of the rights of holders of Class A Common Stock (except to the extent that the consent of holders of Stock Warrant may be required for certain modifications of the terms of the Class A Common Stock issuable upon exercise of the Stock Warrants) and are not entitled to dividend payments on the Class A Common Stock purchasable upon such exercise.

EXERCISE OF STOCK WARRANTS

     Stock Warrants may be exercised by surrendering the Stock Warrant Certificate at the corporate trust office of the Stock Warrant Agent or at the corporate trust office of the Co-Stock Warrant Agent, if any, with the form of election to purchase on the reverse side of the Stock Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Stock Warrants, the Stock Warrant Agent or Co-Stock Warrant Agent, if any, will, as soon as practicable, forward a certificate representing the number of shares of Class A Common Stock purchasable upon such exercise in accordance with the instructions of the holder exercising the Stock Warrant and at the sole cost and risk of such holder. If less than all of the Stock Warrants evidenced by the Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

ANTI-DILUTION PROVISIONS

     Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including
(i) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of the Common Stock; (ii) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Common Stock for an aggregate consideration per share less than the current market price per share of the Common Stock; or (iii) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (i) above). No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

             CERTAIN MATTERS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of the Company's Restated Certificate of Incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a holder of Common Stock might consider to be in its best interest, including attempts that might result in a premium being paid over the market price for shares held by holders of Common Stock.

     The Company's Restated Certificate of Incorporation and bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company will not be more than 12 nor less than three, with the exact number of directors of the Company to be fixed from time to time as provided in the bylaws. The bylaws provide that, subject to the rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by resolution of the board of directors adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors that the Company would have if there were no vacancies on the Company's board of directors. In addition, the Restated Certificate of Incorporation and bylaws provide that, subject to any rights of holders of Preferred Stock, and unless the Company's board of directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining members of the board of directors, though less than a quorum, or by a sole remaining director; except as otherwise provided by law, and such vacancy may not be filled by the stockholders. As of the date of this Prospectus, the Board of Directors has set the number of directors at seven.

     The Company's bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of the board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise matters at such meetings will have to be received in writing by the Company not less than 60 or more than 90 days prior to the anniversary of the previous year's annual meeting of stockholders, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The Company's Restated Certificate of Incorporation and bylaws also provide that special meetings of stockholders may be called only by certain specified officers of the Company or by any such officer at the request in writing of a majority of the board of directors; special meetings of stockholders cannot be called by stockholders. In addition, the Company's Restated Certificate of Incorporation provides that any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent by stockholders in lieu of such a meeting.

     The Company's Restated Certificate of Incorporation also provides that the affirmative vote of the holders of at least 75% of the voting power of all classes of outstanding capital stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the provisions of the Restated Certificate of Incorporation discussed above. The Restated Certificate of Incorporation and bylaws further provide that the bylaws may be altered, amended or repealed by the affirmative vote of directors constituting not less than a majority of the entire board of directors (if effected by action of the board of directors) or by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class.

RIGHTS PLAN

     On April 8, 1998, the board of directors of the Company declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Class A Common Stock. The Company paid the dividend on April 20, 1998 (the "Record Date"), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Company at a price of $400 per one one-thousandth of a Series A Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of April 13, 1998 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), a copy of which is incorporated as an exhibit to the registration statement to which this Prospectus forms a part.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Class A Common Stock or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Class A Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Class A Common Stock certificates outstanding as of the Record Date, by such Class A Common Stock certificates together with a copy of the Summary of Rights to Purchase Shares of Preferred Stock, a copy of which is attached as an exhibit to the Rights Agreement ("Summary of Rights").

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Class A Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Class A Common Stock certificates issued after the Record Date upon transfer or new issuances of Class A Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Class A Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Class A Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Class A Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 13, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Series A Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then-current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights is also subject to adjustment in the event of a stock split of the Class A Common Stock or a stock dividend on the Class A Common Stock payable in Class A Common Stock or subdivisions, consolidations or combinations of the Class A Common Stock occurring, in any such case, prior to the Distribution Date.

     Series A Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Class A Common Stock. In the event of liquidation, the holders of the Series A Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Class A Common Stock. Each Series A Preferred Share will have 1,000 votes, voting together with the Class A Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Class A Common Stock are exchanged, each Series A Preferred Share will be entitled to receive 1,000 times the amount received per share of Class A Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Class A Common Stock.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive upon exercise of the Right at the then current exercise price of the Right, that number of shares of Class A Common Stock having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, the Rights Agreement provides that proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or certain other transferees, which will have become void) will thereafter have the right to receive, upon the exercise thereof of the Right at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A Common Stock or the occurrence of any event described in the preceding paragraph, the board of directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or one one-thousandth of a Series A Preferred Share (or of a share of a class or series of the Company's Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the time an Acquiring Person becomes such, the board of directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may, except with respect to the Redemption Price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

THE DELAWARE GENERAL CORPORATION LAW

     The Company is a Delaware corporation subject to Section 203 of the Delaware Law General Corporation Law (the "Delaware Law"). Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the Delaware Law, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances, Section 203 of the Delaware Law makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder.

REGULATORY MATTERS

     Because of the nature of the businesses in which the Company operates, the acquisition of various amounts of its equity securities may not be permitted without regulatory approvals. While the information below is not meant to be complete, below are certain principal regulatory thresholds.

     The Company indirectly owns all of the capital stock of insurance companies domiciled in the states of Delaware, Indiana, Nevada, Tennessee and Texas. The respective insurance laws of these states require prior approval by the state's insurance commissioner of any acquisition of control of a domestic insurance company or of any company which controls a domestic insurance company. "Control" is presumed to exist through the ownership of 10% or more of the voting securities of a domestic insurance company or of any company which controls a domestic insurance company. Therefore, any person owning 10% or more of the value of the outstanding Common Stock may be presumed to have acquired control of the Company's insurance subsidiaries unless the insurance commissioners of Delaware, Indiana, Nevada, Tennessee and Texas, following application by such purchaser in each such state, determine otherwise.

     The United Kingdom's Insurance Companies Act 1982 requires the prior approval by the Department of Trade and Industry of anyone proposing to become a "controller" of an insurance company regulated under such Act. Any company or individual that directly or indirectly exercises 10% or more of the voting power at a general meeting of a regulated insurance company is considered a "controller". Therefore, any person owning 10% or more of the value of the outstanding Common Stock will be a controller of the Company's U.K. subsidiaries, Cumberland Insurance Company Limited and Cumberland Life Insurance Co. Limited.

     The Company directly owns all of the capital stock of Associates National Bank (Delaware) ("ANB") and indirectly owns all of the capital stock of Associates Capital Bank, Inc. ("ACB") the deposits of which are insured by the Federal Deposit Insurance Corporation. The federal Change in Bank Control Act and the regulations issued thereunder require that a person (including an individual) file a notice with the appropriate federal bank regulatory agency prior to acquiring 10% or more of any class of voting securities of a company that controls an insured depository institution such as ANB or ACB.

     The Company indirectly owns all of the shares of stock of licensed lenders in the states of Georgia, Hawaii, Nevada, New York, Texas and Virginia and in the Commonwealth of Puerto Rico. The lender licensing laws of these states and Puerto Rico require approval by the appropriate regulatory agency prior to any acquisition of control of any company which controls a license. "Control" is presumed to exist through the ownership of 10% or more (25% in Georgia and Virginia) of the voting securities of a licensee or a company that controls a licensee. Therefore any person owning 10% or more (25% in Georgia and Virginia) of the value of the outstanding Common Stock will be presumed to have acquired control of the Company's licensed lenders in these jurisdictions unless the appropriate regulatory agency determines otherwise.

LIMITATIONS ON DIRECTORS' LIABILITY

     The Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities: (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

     Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of Securities that may stabilize, maintain, or otherwise affect the price of such Securities, such intention and a description of such transactions will be described in the Prospectus Supplement.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by Timothy M. Hayes or Frederic C. Liskow, each an Assistant General Counsel, 250 East Carpenter Freeway, Irving, TX 75062-2729, and for any underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York 10019. Mr. Hayes and Mr. Liskow each own shares of the Company's Class A Common Stock and have options to purchase additional shares of such Class A Common Stock.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Filing Fee -- Securities and Exchange Commission............  $  295,000
Accounting Fees.............................................     100,000
Legal Fees..................................................        None
Printing and Engraving......................................      50,000*
Trustees' and Warrant Agent's Charges.......................      25,000*
Rating Agency Fees..........................................     750,000
Blue Sky Fees and Expenses..................................     100,000
Stock Exchange Listing Fee..................................     100,000
Miscellaneous...............................................      80,000
                                                              ----------
          Total.............................................  $1,500,000
                                                              ==========


---------------
* Estimated subject to future contingencies

ITEM 15. INDEMNIFICATION OF DIRECTOR AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify his or her against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     The directors and officers of the Company are covered by directors' and officers' insurance policies relating to the Company and its subsidiaries.

     The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
           1.1++         -- Form of Underwriting Agreement for dollar denominated
                            Debt Securities and Debt Warrants to be distributed in
                            the United States. Any Underwriting Agreement relating to
                            Debt Securities to be distributed outside the United
                            States or for Securities denominated in foreign
                            currencies or foreign currency units or any modified
                            Underwriting Agreement for dollar denominated Debt
                            Securities to be distributed in the United States and any
                            selling agency or distribution agreement with any agent
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
           1.2++         -- Form of Underwriting Agreement for Equity Securities. Any
                            Underwriting Agreement relating to Equity Securities to
                            be distributed outside the United States or any modified
                            Underwriting Agreement for Equity Securities to be
                            distributed in the United States will be filed as an
                            exhibit to a Current Report on Form 8-K and incorporated
                            herein by reference.
           4.1++         -- Associates First Capital Corporation Standard
                            Multiple-Series Indenture Provisions dated as of June 1,
                            1998.
           4.2++         -- Form of Indenture for Senior Securities dated as of June
                            1, 1998 between the Company and The Chase Manhattan Bank,
                            as Trustee. The form or forms of Subordinated Securities
                            with respect to each particular offering will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
           4.3++         -- Form of Indenture for Subordinated Securities date as of
                            June 1, 1998 between the Company and The Chase Manhattan
                            Bank, as Trustee. The form or forms of Subordinated
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
           4.4*          -- Form of Indenture for Senior Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
           4.5**         -- Form of Indenture for Subordinated Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of such
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
           4.6           -- The form of Warrant Agreement for Debt Securities to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
           4.7           -- The form of Warrant Agreement for Class A Common Stock to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
           4.8+          -- Rights Agreement, dated as of April 13, 1998, between the
                            Company and First Chicago Trust Company of New York as
                            Rights Agent.
           5***          -- Opinion and consent of Timothy M. Hayes.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
          12             -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the three-month period ended March 31, 1998 is
                            incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended March 31, 1998.
          23***          -- Consent of Coopers & Lybrand L.L.P. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5 above.
          24***          -- Powers of Attorney.
          25.1++         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of June 1, 1998,
                            pursuant to which Senior Securities may be issued.
          25.2++         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of June 1, 1998,
                            pursuant to which Subordinated Securities may be issued.


---------------

  * Incorporated by reference to exhibit 4.2, except for name of Trustee.

 ** Incorporated by reference to exhibit 4.3, except for name of Trustee.


*** Previously filed.



  + Incorporated by reference to be the Company's Current Report on Form 8-K dated April 8, 1998.


 ++ Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered to which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities being offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on the 22nd day of July, 1998.


                                          ASSOCIATES FIRST CAPITAL CORPORATION

                                          By:      /s/ JOHN F. STILLO

                                            ------------------------------------
                                                Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

                 KEITH W. HUGHES*                      Chairman of the Board, Chief
---------------------------------------------------      Executive Officer and a
                 (Keith W. Hughes)                       Director

                HAROLD D. MARSHALL*                    President, Chief Operating
---------------------------------------------------      Officer and a Director
               (Harold D. Marshall)

                 J. CARTER BACOT*                      Director
---------------------------------------------------
                 (J. Carter Bacot)

                  ERIC S. DOBKIN*                      Director
---------------------------------------------------
                 (Eric S. Dobkin)

                  ROY A. GUTHRIE*                      Executive Vice President, Chief
---------------------------------------------------      Financial Officer and a
                 (Roy A. Guthrie)                        Director

                 WILLIAM M. ISAAC*                     Director
---------------------------------------------------
                (William M. Isaac)

                 H. JAMES TOFFEY*                      Director
---------------------------------------------------
                 (H. James Toffey)

                /s/ JOHN F. STILLO                     Senior Vice President,
---------------------------------------------------      Comptroller and Principal
                 (John F. Stillo)                        Accounting Officer


---------------

* By signing his name hereto, John F. Stillo signs this document on behalf of each persons indicated above pursuant to powers of attorney duly executed by such persons.

                                            By:     /s/ JOHN F. STILLO

                                              ----------------------------------
                                                       Attorney-in-fact


                                                                July 22, 1998

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------

           1.1++         -- Form of Underwriting Agreement for dollar denominated
                            Debt Securities and Debt Warrants to be distributed in
                            the United States. Any Underwriting Agreement relating to
                            Debt Securities to be distributed outside the United
                            States or for Securities denominated in foreign
                            currencies or foreign currency units or any modified
                            Underwriting Agreement for dollar denominated Debt
                            Securities to be distributed in the United States and any
                            selling agency or distribution agreement with any agent
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
           1.2++         -- Form of Underwriting Agreement for Equity Securities. Any
                            Underwriting Agreement relating to Equity Securities to
                            be distributed outside the United States or any modified
                            Underwriting Agreement for Equity Securities to be
                            distributed in the United States will be filed as an
                            exhibit to a Current Report on Form 8-K and incorporated
                            herein by reference.
           4.1++         -- Associates First Capital Corporation Standard
                            Multiple-Series Indenture Provisions dated as of June 1,
                            1998.
           4.2++         -- Form of Indenture for Senior Securities dated as of June
                            1, 1998 between the Company and The Chase Manhattan Bank,
                            as Trustee. The form or forms of Senior Securities with
                            respect to each particular offering will be filed as an
                            exhibit to a Current Report on Form 8-K and incorporated
                            herein by reference.
           4.3++         -- Form of Indenture for Subordinated Securities date as of
                            June 1, 1998 between the Company and The Chase Manhattan
                            Bank, as Trustee. The form or forms of Subordinated
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
           4.4*          -- Form of Indenture for Senior Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Securities with respect to each particular offering will
                            be filed as an exhibit to a Current Report on Form 8-K
                            and incorporated herein by reference.
           4.5**         -- Form of Indenture for Subordinated Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of such
                            Senior Securities with respect to each particular
                            offering will be filed as an exhibit to a Current Report
                            on Form 8-K and incorporated herein by reference.
           4.6           -- The Form of Warrant Agreement for Debt Securities to be
                            entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
           4.7           -- The Form of Warrant Agreement for Class A Common Stock to
                            be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
           4.8+          -- Rights Agreement dated as of April 13, 1998 between the
                            Company and First Chicago Trust Company of New York as
                            Rights Agent.
           5***          -- Opinion and consent of Timothy M. Hayes.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
          12             -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the three-month period ended March 31, 1998 is
                            incorporated by reference to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended March 31, 1998.
                            Hayes and Frederic C. Liskow are included in the opinion
                            referred to in Exhibit 5 above.
          23***          -- Consent of Coopers & Lybrand L.L.P. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5 above.
          24***          -- Powers of Attorney.
          25.1++         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of June 1, 1998,
                            pursuant to which Senior Securities may be issued.
          25.2++         -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of June 1, 1998,
                            pursuant to which Subordinated Securities may be issued.


---------------

  * Incorporated by reference to exhibit 4.2, except for name of Trustee.

 ** Incorporated by reference to exhibit 4.3, except for name of Trustee.


*** Previously filed.



  + Incorporated by reference to the Company's Current Report on Form 8-K dated
    April 8, 1998.



 ++ Filed herewith.